                                                                  Rule 424(b)(3)
                                                              Reg. No. 333-63162

                              MEDIX RESOURCES, INC.
                            SUPPLEMENT TO PROSPECTUS
                              DATED AUGUST 6, 2001

      On November 14, 2001, the Company filed a Form 10-Q for its third quarter ending
September 30, 2001.  A copy of the Form 10-Q can be obtained from the Company or from the
SEC, and should be delivered with the Prospectus.  Our net loss for the quarter was
($7,076,000), and at September 30, 2001 we had an accumulated deficit of ($30,499,000 ) and a working capital deficit of ($1,949,000).

      29,703 shares of our common stock registered in the name of Dutchess Advisors Limited under the caption "Selling Shareholders" in the Prospectus have been transferred to
Dutchess Private Equities Fund, L.P., and from the date hereof the number of shares listed under such caption for such selling shareholders shall be deemed to be: Dutchess Private
Equities Fund, L.P, 1,529,703 shares, and Dutchess Advisors Limited, 570,297 shares.

      We have made 6 draw-downs under the Equity Line of Credit Agreement for the aggregate amount of $1,094,500.  In connection therewith, we have issued 1,664,683 shares to Cornell
Capital Partner, L.P., and 184,965 shares to Dutchess Private Equities Fund, L.P. to be sold under the Prospectus.

                The date of this Supplement is November 14, 2001